Exhibit 5.2

[LETTERHEAD OF GOODWIN PROCTER LLP]

April 15, 2019
VEREIT, Inc.
VEREIT Operating Partnership, L.P.
2325 E. Camelback Road, 9th Floor
Phoenix, Arizona 85016

Re:    Securities Being Registered under Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and/or sale from time to time of (i) common stock, par value $0.01 per share (the “Common Stock”), of VEREIT, Inc., a Maryland corporation (the “Company”); (ii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company; (iii) debt securities of the Company (“VEREIT Debt Securities”); (iv) units comprised of Common Stock, Preferred Stock, Warrants and other securities in any combination (“Units”); (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Units (“Warrants”); (vi) debt securities (the “OP Debt Securities”) of VEREIT Operating Partnership, L.P., a Delaware limited partnership and the subsidiary through which the Company owns substantially all of its properties and assets and conducts its business (the “Operating Partnership”); (vii) guarantees by the Operating Partnership of VEREIT Debt Securities (the “OP Guarantees”); and (viii) guarantees by the Company of OP Debt Securities (the “VEREIT Guarantees”). The Common Stock, Preferred Stock, Depositary Shares, VEREIT Debt Securities, Units, Warrants, OP Debt Securities, OP Guarantees and VEREIT Guarantees are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Depositary Shares, Units and Warrants) or in an unspecified principal amount (with respect to VEREIT Debt Securities, OP Debt Securities, OP Guarantees and VEREIT Guarantees). The Registration Statement provides that the Securities may be offered separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a prospectus supplement to the prospectus contained in the Registration Statement.
We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company and/or the Operating Partnership.
The opinions set forth below are limited to the Delaware Revised Uniform Limited Partnership Act and the law of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws.
For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland (these matters are addressed in the opinion letter of Venable LLP, which has been provided separately to you) and (ii) the deposit agreements, indentures, supplemental indentures, warrant agreements, unit agreements and other agreements governing Securities offered pursuant to the Registration Statement will be governed by the internal law of New York.

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of the VEREIT Debt Securities, OP Debt Securities, VEREIT Guarantees, OP Guarantees, Units, Warrants and Depositary Shares:

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with respect to Depositary Shares, (a) the authorization, execution and delivery by the Company and the Depository of the deposit agreement under which such Depositary Shares are to be issued, (b) the establishment of the terms of such Depositary Shares by the Company in conformity with the deposit agreement and applicable law, (c) the authorization, issuance and delivery to the Depository of the shares of Preferred Stock represented by the Depositary Shares in

VEREIT, Inc.
VEREIT Operating Partnership, L.P.
April 15, 2019

accordance with the Charter and applicable law and (d) the execution, countersignature and issuance of depositary receipts evidencing the Depositary Shares in accordance with the deposit agreement and applicable law;

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with respect to the VEREIT Debt Securities, OP Debt Securities, VEREIT Guarantees, OP Guarantees, Units, Warrants and Depositary Shares (a) the authorization by the Company and/or the Operating Partnership, as applicable, of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company and/or the Operating Partnership, as applicable, of the consideration to be paid therefor in accordance with the Authorization;

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with respect to VEREIT Debt Securities, OP Debt Securities, VEREIT Guarantees and OP Guarantees, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and/or the Operating Partnership, as applicable, and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company and/or the Operating Partnership, as applicable, in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication, issuance and delivery of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law; and

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with respect to Units and Warrants, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued and (b) the establishment of the terms of such Securities, and the execution, issuance and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:
1.    Upon the Future Authorization and Issuance of Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in such Depositary Shares and the applicable deposit agreement.
2.    Upon the Future Authorization and Issuance of VEREIT Debt Securities, such VEREIT Debt Securities will be valid and binding obligations of the Company.
3.    Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.
4.    Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.
5.    Upon the Future Authorization and Issuance of OP Debt Securities, such OP Debt Securities will be valid and binding obligations of the Operating Partnership.
6.    Upon the Future Authorization and Issuance of OP Guarantees, such OP Guarantees will be valid and binding obligations of the Operating Partnership.
7.    Upon the Future Authorization and Issuance of VEREIT Guarantees, such VEREIT Guarantees will be valid and binding obligations of the Company.
The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.
This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).
We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP